Section 2: EX 99.1

FIRST NIAGARA FINANCIAL GROUP REPORTS 2008 SECOND QUARTER RESULTS

Lockport, N.Y. - July 24, 2008 -

- Strong operating results of $0.22 per share - 16% above first quarter
- Robust revenue growth led by 17 basis point net interest margin improvement
- Commercial loan growth continues at double digit pace
- Solid credit track record remains intact
- Quarterly dividend declared of $0.14 per share - 8% above a year ago

First Niagara Financial Group, Inc. (NASDAQ: FNFG), today announced 2008 second quarter net income from operations rose by 16% to $23.1 million or $0.22 per diluted share, $3.1 million or $0.03 per diluted share above last quarter. Compared to a year ago, net income from operations improved by $1.5 million or $0.01 per diluted share. Reported net income (GAAP) for the second quarter increased by $4.3 million or $0.04 per diluted share from the linked quarter and $6.5 million or $0.06 per diluted share from the 2007 second quarter.

Non-GAAP/ Operating Results (excluding non-recurring items)
	Q2 2008	Q1 2008	Q2 2007
Net interest income	$66.6	$60.1	$57.1
Provision for credit losses	4.9	3.1	2.3
Noninterest income	29.6	29.3	30.3
Noninterest expense	56.6	55.5	52.8
Net income from operations	23.1	20.0	21.6
Net income per diluted share	$0.22	$0.19	$0.21

Reported Results (GAAP) (including non-recurring items)
	Q2 2008	Q1 2008	Q2 2007
Net interest income	$66.6	$60.1	$57.1
Provision for credit losses	4.9	3.1	2.3
Noninterest income	29.6	29.3	30.3
Noninterest expense	56.6	57.5	60.3
Net income	23.1	18.8	16.6
Net income per diluted share	$0.22	$0.18	$0.16

All amounts in millions except net income per diluted share

The Non-GAAP/Operating Results table above summarizes the Company’s operating results excluding certain non-recurring items. Q1 2008: Noninterest expense - real estate write-downs and severance related to the acquisition of Greater Buffalo Savings Bank of $2.0 million. Q2 2007: Noninterest expense - real estate write-downs and severance costs of $7.5 million related to prior year’s performance improvement initiative. The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitates investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the Company’s ongoing operations.

John R. Koelmel, President and CEO, said, “We are very pleased with our performance in the second quarter and the momentum that continues to build throughout First Niagara.  Our commercial services franchise is firing on all cylinders, retail banking is focused on deepening customer relationships and our fee businesses are vigorously moving forward. Our resolve to bring a sharp profitability focus to all that we do is clearly paying off. Greater Buffalo Savings Bank has been fully integrated and their customers and employees are proving to be terrific additions to our company. While we will steadfastly maintain our vigilance and credit discipline in these uncertain times, we are continuing to aggressively pursue our competitive advantages in our Upstate New York markets, which are faring better economically than many others.”

Chief Financial Officer, Michael W. Harrington, added, “Our second quarter results were marked by excellent revenue and loan growth, solid credit quality, and improved operating leverage. Operating revenues reached record levels, reflecting the benefits of our realignment of resources to priority growth businesses. The substantial improvement in our net interest margin is a direct result of this realignment as well as our pricing discipline and liability management efforts. Our credit experience continues to compare very favorably within the industry, with loan loss reserves and capital remaining at strong levels. We are also managing our expense base intelligently and, overall, are well positioned to sustain long-term growth.”

Loans
Excluding the effect of the Greater Buffalo Savings Bank (“Great Lakes”) acquisition completed in the first quarter, average commercial loan balances rose by an annualized 15% over the linked quarter, the 5th consecutive quarter of double digit growth. Commercial business loans grew at an annualized rate of 29% which was driven by strong state-wide production combined with historically low payoff levels. Commercial real estate loan balances posted a solid 12% annualized gain, also benefiting from strong originations and line advances as well as a limited number of unscheduled payoffs. Compared to the second quarter of 2007, commercial loan balances were higher by 15% and now comprise over 55% of total loans. Home equity average balances increased by $10 million or 7% annualized due to strong seasonal demand and successful marketing efforts. Residential mortgage average balances trended downward by $52 million or 10% annualized given the ongoing consumer preference for long-term, fixed rate products which the Company does not hold in its portfolio.

Credit Quality
Non-performing loans increased modestly by $1 million for the quarter and remained at 0.53% of total loans. Net charge-offs increased by $2.1 million from the previous quarter to $4.1 million or 0.26% of average loans. While this increase was attributable to a select few commercial real estate and commercial business loans, it is more indicative of expected loss trends. The provision for credit losses was $4.9 million for the quarter, compared to $3.1 million in the prior quarter and $2.3 million a year ago. At June 30, 2008, the allowance for credit losses represented 1.17% of total loans and 218% of non-performing loans.

Deposits
Average deposit balances, after adjusting for the impact of the Great Lakes acquisition, remained stable from the linked quarter. Growth in money market deposits continued as average balances increased by $170 million from the linked quarter and $562 million over a year ago. The Company’s continuing focus on disciplined pricing and profitable relationships, as well as consumer preference for more liquid funds, resulted in the $152 million decline in higher cost CD balances. Non-interest bearing deposits grew by $34 million or 21% annualized reflecting solid growth in business checking balances. Average deposit balances were flat from a year ago as strong municipal and core deposit growth were offset by a reduction in higher yielding CD balances.

Net Interest Income
Net interest income grew significantly by $6.5 million, or 11% above last quarter, to $66.6 million and benefited from the continued reduction in funding costs which brought the rate on interest bearing liabilities to its lowest level in over two years. Much of this improvement is attributable to the Company's concerted efforts to better position its funding mix as evidenced by sharp declines in higher yielding CD balances, growth in lower priced core deposits and continued use of wholesale borrowings as an attractive alternative to higher priced CDs. The net benefit of these factors resulted in an increase of 17 basis points in the tax equivalent net interest margin to 3.50% for the quarter, the widest spread seen in over six quarters.

Noninterest Income
Noninterest income of $29.6 million grew by 1% from last quarter as higher seasonal activity from electronic banking and wealth management services exceeded the impact of the first quarter recognition of partnership investment gains. Noninterest income for the current quarter was 2% below 2007’s level primarily due to the continuing industry-wide softening in insurance renewal rates.

Noninterest Expense
Noninterest expense of $56.6 million increased by 2% over the previous quarter primarily due to the full quarter inclusion of Great Lakes within the Company’s expense base. However, the efficiency ratio improved from 64% to 59% from the linked quarter, the lowest level seen in over six quarters.

Capital Management
The tangible common equity ratio at June 30 was 7.6%, consistent with the level at March 31 and the Company still remains well capitalized. No shares of the Company’s stock were repurchased during the second quarter.

The Board of Directors declared a quarterly dividend of fourteen cents ($0.14) per share on outstanding FNFG common stock, consistent with the prior quarter’s level and 8% above a year ago. The dividend is payable on August 19, 2008 to stockholders of record on August 5, 2008.

Profile - First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $9.1 billion and deposits of $6.2 billion. First Niagara Bank is a full-service, community-focused bank that provides financial services to individuals, families and businesses through 114 branches and four Regional Market Centers across Upstate New York. For more information, visit www.fnfg.com.

Conference Call - A conference call will be held at 11 a.m. Eastern Time on Thursday, July 24, 2008 to discuss the Company’s financial results and business strategy. Those wishing to participate in the call may dial toll-free 1-877-709-8150. A replay of the call will be available until August 7, 2008 by dialing 1-877-660-6853, account number 240, ID number 290658.

Forward-Looking Statements - This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer
Anthony M. Alessi	Investor Relations Manager
(716) 625-7692
tony.alessi@fnfg.com
Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data

	2008		2007
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,

SELECTED FINANCIAL DATA
(Amounts in thousands)
Securities available for sale	$1,289,738	1,414,774	1,217,164	1,262,193	1,070,842	1,095,012
Loans and leases:
Commercial:
Real estate	$2,468,932	2,388,769	2,195,009	2,150,885	2,098,245	2,065,472
Business	$906,810	863,152	730,029	667,512	651,758	611,064
Total commercial loans	$3,375,742	3,251,921	2,925,038	2,818,397	2,750,003	2,676,536

Residential real estate	$2,094,813	2,149,363	1,955,690	1,998,411	2,190,984	2,224,704
Home equity	$589,846	564,164	503,779	507,834	498,200	472,714
Other consumer	$162,603	173,264	127,169	135,697	134,282	151,885
Specialized lending	$181,683	174,476	183,747	188,684	186,856	163,319
Net deferred costs and discounts	$34,106	34,980	29,529	29,531	29,962	27,747
Total loans and leases	$6,438,793	6,348,168	5,724,952	5,678,554	5,790,287	5,716,905
Allowance for credit losses	$75,128	74,283	70,247	70,970	71,102	71,051
Loans and leases, net	$6,363,665	6,273,885	5,654,705	5,607,584	5,719,185	5,645,854
Goodwill and other intangibles	$806,327	808,262	750,071	753,336	750,732	753,296
Total assets	$9,074,502	9,067,701	8,096,228	8,114,960	8,020,806	7,982,589
Total interest-earning assets	$7,825,324	7,813,212	6,994,022	7,007,391	6,938,584	6,903,315

Deposits:
Savings	$811,160	795,464	786,759	844,576	906,852	936,496
Interest-bearing checking	$505,656	509,121	468,165	499,058	502,925	511,169
Money market deposits	$1,974,430	1,885,113	1,607,137	1,437,272	1,372,358	1,394,016
Noninterest-bearing	$728,839	680,397	631,801	658,012	656,195	623,504
Certificates	$2,138,148	2,367,176	2,055,122	2,266,535	2,317,116	2,333,891
Total deposits	$6,158,233	6,237,271	5,548,984	5,705,453	5,755,446	5,799,076

Borrowings	$1,363,379	1,265,521	1,094,981	947,055	797,574	716,463
Total interest-bearing liabilities	$6,792,773	6,822,395	6,012,164	5,994,496	5,896,825	5,892,035
Net interest-earning assets	$1,032,551	990,817	981,858	1,012,895	1,041,759	1,011,280
Stockholders' equity	$1,431,352	1,432,632	1,353,179	1,332,313	1,329,063	1,353,792
Tangible equity (1)	$625,025	624,370	603,108	578,977	578,331	600,496
Securities available for sale fair value adjustment
included in stockholders' equity	$(6,011)	5,853	(24)	(10,039)	(15,433)	(11,161)
Common shares outstanding	109,722	109,703	104,770	105,371	106,209	108,120
Treasury shares	15,697	15,718	15,274	14,674	13,835	11,925
Total loans serviced for others	$570,614	571,707	553,631	554,934	392,597	398,166

CAPITAL
Tier 1 risk based capital	10.08%	9.84%	10.10%	10.40%	10.36%	10.69%
Total risk based capital	11.30%	11.06%	11.35%	11.65%	11.61%	11.94%
Tier 1 (core) capital	7.61%	7.29%	7.54%	7.68%	7.73%	7.75%
Tangible capital	7.61%	7.29%	7.54%	7.68%	7.73%	7.75%
Equity to assets	15.77%	15.80%	16.71%	16.42%	16.57%	16.96%
Tangible equity to tangible assets(1)	7.56%	7.56%	8.21%	7.86%	7.95%	8.31%
Book value per share (2)	$13.51	13.54	13.41	13.14	13.01	13.02
Tangible book value per share (1)(2)	$5.90	5.90	5.98	5.71	5.66	5.77

ASSET QUALITY DATA
(Amounts in thousands)
Non-performing loans:
Commercial real estate	$20,456	19,921	16,229	18,169	9,869	6,937
Commercial business	$4,095	3,518	3,430	2,718	5,546	5,653
Residential real estate	$4,957	5,113	3,741	3,836	4,425	3,713
Home equity	$927	1,180	849	545	836	1,088
Other consumer	$528	832	885	1,307	1,232	1,816
Specialized lending	$3,430	2,872	2,920	2,596	2,283	1,880
Total non-performing loans	$34,393	33,436	28,054	29,171	24,191	21,087
Real estate owned	$1,414	976	237	244	169	553
Total non-performing assets	$35,807	34,412	28,291	29,415	24,360	21,640

Net loan charge-offs	$4,055	1,954	3,223	2,150	2,249	2,462
Net charge-offs to average loans (annualized)	0.26%	0.13%	0.22%	0.15%	0.16%	0.18%
Provision for credit losses	$4,900	3,100	2,500	2,100	2,300	1,600
Provision for credit losses as a
percentage of average loans (annualized)	0.31%	0.21%	0.17%	0.14%	0.16%	0.11%
Total non-performing loans to total loans	0.53%	0.53%	0.49%	0.51%	0.42%	0.37%
Total non-performing assets as a
percentage of total assets	0.39%	0.38%	0.35%	0.36%	0.30%	0.27%
Allowance for credit losses to total loans	1.17%	1.17%	1.23%	1.25%	1.23%	1.24%
Allowance for credit losses
to non-performing loans	218.4%	222.2%	250.4%	243.3%	293.9%	336.9%
Personnel FTE	1,892	1,903	1,824	1,840	1,884	1,915
Number of branches	114	115	110	120	121	119

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont'd)

	2008			2007
	Year-to-Date June 30	Second Quarter	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
SELECTED OPERATIONS DATA
(Amounts in thousands)
Interest income	$221,389	111,402	109,987	422,772	107,120	106,911	105,543	103,198
Interest expense	$94,718	44,793	49,925	198,594	51,913	51,206	48,477	46,998
Net interest income	$126,671	66,609	60,062	224,178	55,207	55,705	57,066	56,200
Provision for credit losses	$8,000	4,900	3,100	8,500	2,500	2,100	2,300	1,600
Net interest income after provision for credit losses	$118,671	61,709	56,962	215,678	52,707	53,605	54,766	54,600

Noninterest income:
Banking services	$19,265	9,955	9,310	39,289	10,112	10,071	10,111	8,995
Insurance & Benefits Consulting	$25,891	13,129	12,762	51,646	11,563	13,345	13,722	13,016
Wealth management services	$5,077	2,860	2,217	9,494	2,247	2,412	2,632	2,203
Lending and leasing	$4,480	2,225	2,255	8,880	2,604	2,191	2,181	1,904
Bank-owned life insurance	$2,432	1,255	1,177	4,848	1,088	1,144	1,561	1,055
Other	$1,758	212	1,546	17,654	16,211	567	137	739
Total noninterest income	$58,903	29,636	29,267	131,811	43,825	29,730	30,344	27,912

Noninterest expense:
Salaries and benefits	$67,263	33,844	33,419	125,697	30,269	30,159	32,377	32,892
Occupancy and equipment	$12,972	5,812	7,160	28,550	5,540	5,544	11,484	5,982
Technology and communications	$9,939	4,932	5,007	19,456	4,942	4,770	4,905	4,839
Marketing and advertising	$4,964	2,462	2,502	8,362	2,632	2,121	1,921	1,688
Professional services	$1,997	925	1,072	4,392	1,182	1,243	1,158	809
Amortization of intangibles	$4,460	2,209	2,251	10,433	2,533	2,570	2,639	2,691
Other	$12,506	6,410	6,096	25,576	8,489	5,541	5,806	5,740
Total noninterest expense	$114,101	56,594	57,507	222,466	55,587	51,948	60,290	54,641

Income before income taxes	$63,473	34,751	28,722	125,023	40,945	31,387	24,820	27,871
Income taxes	$21,581	11,672	9,909	40,938	13,108	10,284	8,209	9,337
Net income	$41,892	23,079	18,813	84,085	27,837	21,103	16,611	18,534

STOCK AND RELATED PER SHARE DATA
Net income per share:
Basic	$0.40	0.22	0.18	0.82	0.27	0.21	0.16	0.18
Diluted	$0.40	0.22	0.18	0.81	0.27	0.21	0.16	0.17
Cash dividends	$0.28	0.14	0.14	0.54	0.14	0.14	0.13	0.13
Dividend payout ratio	70.00%	63.64%	77.78%	65.85%	51.85%	66.67%	81.25%	72.22%
Dividend yield (annualized)	4.38%	4.38%	4.14%	4.49%	4.61%	3.93%	3.98%	3.79%
Market price (NASDAQ: FNFG):
High	$15.00	15.00	14.15	15.13	15.13	14.60	14.28	15.07
Low	$9.98	12.60	9.98	11.15	11.15	11.49	12.88	13.53
Close	$12.86	12.86	13.59	12.04	12.04	14.15	13.10	13.91

SELECTED RATIOS
Net income (annualized):
Return on average assets	0.95%	1.02%	0.88%	1.05%	1.36%	1.04%	0.84%	0.95%
Return on average equity	5.95%	6.46%	5.42%	6.24%	8.26%	6.31%	4.93%	5.47%
Return on average tangible equity (1)	13.38%	14.75%	12.01%	14.12%	18.87%	14.56%	11.09%	12.10%
Noninterest income as a percentage of net revenue	31.74%	30.79%	32.76%	37.03%	44.25%	34.80%	34.71%	33.18%
Efficiency ratio - Consolidated	61.5%	58.8%	64.4%	62.5%	56.1%	60.8%	69.0%	65.0%
- Banking segment (3)	57.1%	54.2%	59.8%	58.6%	50.6%	57.0%	68.6%	61.7%
Net loan charge-offs	6,009	4,055	1,954	10,084	3,223	2,150	2,249	2,462
Net charge-offs to average loans (annualized)	0.19%	0.26%	0.13%	0.18%	0.22%	0.15%	0.16%	0.18%
Provision for credit losses as a
percentage of average loans (annualized)	0.26%	0.31%	0.21%	0.15%	0.17%	0.14%	0.16%	0.11%

First Niagara Financial Group, Inc. Summary of Quarterly Financial Data (Cont'd)	2008			2007
	Year-to-Date June 30	Second Quarter	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED AVERAGE BALANCES
(Amounts in thousands)
Securities, at amortized cost	$1,322,382	1,335,744	1,309,020	1,135,221	1,251,346	1,112,741	1,089,189	1,086,037
Loans (4)
Commercial:
Real Estate	$2,367,802	2,434,075	2,301,529	2,101,431	2,185,998	2,112,119	2,068,315	2,037,544
Business	$842,624	890,154	795,092	639,580	692,448	652,751	631,884	579,853
Total commercial loans	$3,210,426	3,324,229	3,096,621	2,741,011	2,878,446	2,764,870	2,700,199	2,617,397
Residential	$2,097,578	2,131,922	2,063,235	2,158,696	1,986,546	2,179,767	2,217,959	2,253,212
Home equity	$561,819	581,834	541,804	498,039	514,655	509,747	490,616	476,591
Other consumer	$165,105	173,426	156,784	145,501	135,524	136,990	144,449	165,462
Specialized lending	$185,042	183,469	186,616	182,691	194,919	194,143	180,100	161,104
Total loans	$6,219,970	6,394,880	6,045,060	5,725,938	5,710,090	5,785,517	5,733,323	5,673,766
Total interest-earning assets	$7,615,885	7,805,792	7,425,978	6,915,138	7,021,393	6,952,003	6,872,508	6,811,941
Goodwill and other intangibles	$786,154	807,034	765,275	752,462	751,955	752,422	752,007	753,483
Total assets	$8,854,843	9,115,902	8,593,783	7,997,299	8,116,588	8,044,675	7,940,621	7,884,237
Interest-bearing liabilities:
Savings accounts	$793,819	804,834	782,804	889,398	813,084	881,145	921,747	943,137
Checking	$481,403	494,395	468,411	487,173	476,721	482,838	492,312	497,094
Money market deposits	$1,843,205	1,932,942	1,753,468	1,413,178	1,581,043	1,393,680	1,369,121	1,306,061
Certificates of deposit	$2,242,432	2,249,847	2,235,016	2,263,933	2,168,218	2,286,634	2,311,348	2,290,626
Borrowed funds	$1,257,852	1,309,847	1,205,857	853,297	986,725	889,375	764,987	769,314
Total interest-bearing liabilities	$6,618,711	6,791,865	6,445,556	5,906,979	6,025,791	5,933,672	5,859,515	5,806,232
Noninterest-bearing deposits	$658,083	688,403	627,762	627,259	644,680	657,366	616,537	589,517
Total deposits	$6,018,942	6,170,421	5,867,461	5,680,941	5,683,746	5,701,663	5,711,065	5,626,435
Total liabilities	$7,438,998	7,679,743	7,198,252	6,649,427	6,779,481	6,717,283	6,587,797	6,509,433
Net interest-earning assets	$997,174	1,013,927	980,422	1,008,159	995,602	1,018,331	1,012,993	1,005,709
Stockholders' equity	$1,415,845	1,436,159	1,395,531	1,347,872	1,337,107	1,327,392	1,352,824	1,374,804
Tangible equity (1)	$629,691	629,125	630,256	595,410	585,152	574,970	600,817	621,321
Common shares outstanding (2):
Basic	104,558	105,884	103,230	102,838	101,274	101,472	103,373	105,294
Diluted	105,074	106,523	103,641	103,472	101,757	102,059	104,031	106,004

SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)
Securities, at amortized cost	5.02%	5.04%	5.00%	4.49%	4.72%	4.54%	4.40%	4.26%
Loans
Commercial:
Real Estate	6.37%	6.27%	6.48%	6.80%	6.73%	6.80%	6.84%	6.85%
Business	6.05%	5.64%	6.50%	7.59%	7.26%	7.73%	7.70%	7.69%
Total commercial loans	6.28%	6.10%	6.48%	6.99%	6.86%	7.02%	7.04%	7.04%
Residential	5.56%	5.52%	5.60%	5.61%	5.62%	5.61%	5.57%	5.62%
Home equity	6.16%	5.84%	6.50%	6.95%	6.85%	6.96%	7.00%	7.00%
Other consumer	7.36%	7.25%	7.49%	7.66%	7.81%	7.91%	7.55%	7.42%
Specialized lending	7.81%	7.72%	7.89%	8.61%	8.16%	8.22%	9.67%	8.45%
Total loans	6.10%	5.96%	6.25%	6.53%	6.49%	6.54%	6.57%	6.52%

Total interest-earning assets	5.92%	5.81%	6.03%	6.20%	6.18%	6.22%	6.22%	6.16%

Savings accounts	0.30%	0.27%	0.33%	0.44%	0.35%	0.35%	0.43%	0.62%
Interest-bearing checking	0.31%	0.30%	0.33%	0.42%	0.40%	0.37%	0.37%	0.53%
Money market deposits	2.60%	2.27%	2.98%	3.70%	3.79%	3.76%	3.65%	3.56%
Certificates of deposit	3.85%	3.55%	4.16%	4.47%	4.39%	4.51%	4.53%	4.44%
Borrowed funds	4.13%	4.02%	4.26%	4.58%	4.65%	4.78%	4.44%	4.38%
Total interest-bearing liabilities	2.87%	2.65%	3.11%	3.36%	3.41%	3.42%	3.32%	3.28%

Tax equivalent net interest rate spread	3.05%	3.16%	2.92%	2.84%	2.77%	2.80%	2.90%	2.88%
Tax equivalent net interest rate margin	3.42%	3.50%	3.33%	3.33%	3.25%	3.30%	3.40%	3.37%

(1) Excludes goodwill and other intangible assets.
(2) Excludes unallocated ESOP shares and unvested restricted stock shares.
(3) Includes operating results for the banking activities segment as defined in the Company's quarterly and annual reports.
(4) Includes nonaccrual loans.